Exhibit 16.1

Deloitte & Touche LLP
127 Public Square
Suite 3300
Cleveland, OH 44114-1291
USA

Tel: +1 216 589 1300
Fax: +1 216 589 1369
www.deloitte.com

June 3, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Ranpak Holdings Corp. Form 8-K dated May 27, 2022, and have the following comments:

1.
We agree with the statements made in the first, second, third and fourth paragraphs.
2.
We have no basis on which to agree or disagree with the statements made in the fifth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP